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                                                                    EXHIBIT 99.i


                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8042


                               September 30, 1999

The Choice Funds
207 E. Buffalo Street
Suite 400
Milwaukee, Wisconsin  53202

            RE:  CHOICE FUNDS - FORM N-1A
                 PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 LEGAL OPINION-SECURITIES ACT OF 1933

Ladies and Gentlemen:

                  We have examined the Agreement and Declaration of Trust (the "Declaration"), of The Choice Funds (the "Fund"), a series business trust organized under the Delaware Business Trust Act and the By-Laws of the Fund, as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion. As to various questions of fact material to our opinion, we have relied upon statements of officers and representatives of the Fund.

                  The Fund is authorized by the Declaration to issue an unlimited number of shares of beneficial interest, all without par value, and has designated, and proposes to issue, two series of shares as the Choice Focus Fund series and Choice Balanced Fund series. The Declaration also empowers the Board to designate any additional series or classes and allocate shares to such series or classes.

                  The Fund has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund will file a Notice pursuant to Rule 24f-2 under the Investment Company Act each year in order to perfect the registration of

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The Choice Funds
September 29, 1999
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the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund will be sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Trustees pursuant to the Declaration, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration and the laws of the State of Delaware.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                               Very truly yours,

                               STRADLEY, RONON, STEVENS & YOUNG, LLP


                               BY:
                                  -----------------------------------------
                                  Robert K. Fulton